Exhibit 32.2
Certification of United Airlines, Inc.
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

Each undersigned officer certifies that to the best of his knowledge based on a review of the quarterly report on Form 10-Q for the quarterly period ended March 31, 2024 of United Airlines, Inc. (the "Report"):
(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of United Airlines, Inc.
Date: April 17, 2024

/s/ J. Scott Kirby
J. Scott Kirby
Chief Executive Officer

/s/ Michael Leskinen
Michael Leskinen
Executive Vice President and Chief Financial Officer